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Exhibit 11 - Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)

                                                                         Year Ended December 31,
Computation of Earnings Per Common Share                        -----------------------------------------
      for Statements of Operations:                                1995           1994           1993
- ----------------------------------------                        -----------    -----------    -----------

Income before extraordinary items                               $    61,651    $    70,183    $    55,328
Less:  Dividends on preferred stock                                     678          2,710          2,769
                                                                -----------    -----------    -----------
Income applicable to common stock before extraordinary items         60,973         67,473         52,559
Extraordinary items                                                    (963)           -             (157)
                                                                -----------    -----------    -----------
   Income applicable to common stock                            $    60,010    $    67,473    $    52,402
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Weighted average number of common and common equivalent
   shares outstanding:
      Weighted average common shares outstanding                 35,155,410     33,479,246     33,348,000
      Dilutive effect of stock option plans and common
         stock warrants after application of treasury
         stock method                                               530,558      1,047,356        801,928
                                                                -----------    -----------    -----------
                                                                 35,685,968     34,526,602     34,149,928
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Earnings per common share:
   Income before extraordinary items                            $      1.71    $      1.95    $      1.53
   Extraordinary items                                                 (.03)           -              -
                                                                -----------    -----------    -----------
      Net income                                                $      1.68    $      1.95    $      1.53
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Computation of Fully Diluted Earnings
   Per Common Share (1):
- -------------------------------------

Income before extraordinary items                               $    61,651    $    70,183    $    55,328
Add:  Interest expense on 7 1/4% convertible
   subordinated debentures                                              387            433            447
Less: Dividends on preferred stock                                      678         2,710           2,769
                                                                -----------    -----------    -----------
Income applicable to common stock before extraordinary items         61,360         67,906         53,006
Extraordinary items                                                    (963)          -              (157)
                                                                -----------    -----------    -----------
   Income applicable to common stock                            $    60,397    $    67,906    $    52,849
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Weighted average number of common and common
   equivalent shares outstanding:
      Weighted average common shares outstanding                 35,155,410     33,479,246     33,348,000
      Dilutive effect of stock option plans and common
         stock warrants after application of treasury
         stock method                                               599,582      1,285,578        859,504
      Dilutive effect from assumed conversion of 7 1/4%
         convertible subordinated debentures                        504,661        582,508        587,910
                                                                -----------    -----------    -----------
                                                                 36,259,653     35,347,332     34,795,414
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Earnings per common share:
   Income before extraordinary items                            $      1.70    $      1.92    $      1.52
   Extraordinary items                                                 (.03)           -              -
                                                                -----------    -----------    -----------
      Net income                                                $      1.67    $      1.92    $      1.52
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------
- ------------------------------------------------

(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.